                                 EXHIBIT  2.1
                                 ------------

                                                                  EXECUTION COPY



                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to the Agreement and Plan of Merger (the "Amendment") is made and entered into as of November 8, 1999, by and among V.I. Technologies, Inc. ("Vitex"), a Delaware corporation, Pentose Pharmaceuticals, Inc. ("Pentose"), a Delaware corporation, and certain stockholders of Pentose identified on the signature page hereto (the "Stockholders").

     WHEREAS, Vitex, Pentose and the Stockholders entered into that certain Agreement and Plan of Merger, dated as July 28, 1999 (the "Agreement"), and desire to amend the Agreement as provided herein. Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

     WHEREAS, the parties acknowledge that such parties are proceeding with the Merger, in consideration of and reliance upon, among other things, the parties' agreement to perform the terms of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   CONVERSION OF STOCK.

          Section 1.06(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a)  Conversion of Securities.  The "Merger Consideration" shall equal
               ------------------------
thirty-four percent (34%) of the issued and outstanding shares of Vitex Common Stock immediately after the Effective Time, giving effect to the issuance of shares of such stock pursuant to this Section 1.06(a) (the "Merger Consideration"). At the Effective Time, each share of Pentose Common Stock and of Pentose Preferred Stock (the "Shares") shall be entitled to receive the number of validly issued, fully paid and nonassessable shares of Common Stock of Vitex, $0.01 par value per share ("Vitex Common Stock") for each Share (each, an "Exchange Ratio"), as follows:


               (i) For each share of Pentose Common Stock, the Exchange Ratio shall be the Merger Consideration multiplied by 0.29595 and divided by the number of shares of Pentose Common Stock outstanding at the Effective Time;
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               (ii)  For each share of Pentose Series A Preferred Stock, the
          Exchange Ratio shall be the Merger Consideration multiplied by 0.42056 and divided by the number of shares of Pentose Series A Preferred Stock outstanding at the Effective Time; and

               (iii) For each share of Pentose Series B Preferred Stock, the Exchange Ratio shall be the Merger Consideration multiplied by 0.28349 and divided by the number of Shares of Pentose Series B Preferred Stock outstanding at the Effective Time.

     For example, if the aggregate number of shares of Vitex Common Stock outstanding immediately prior to the Merger is 12,508,204, and the numbers of shares of Pentose Common and Preferred Stock outstanding immediately prior to the Merger are as set forth in Section 2.02 of the Agreement, then the Merger Consideration and the Exchange Ratios would be as follows:

           Merger Consideration:        12,508,204 x = 0.66x
                                              x = 18,951,825
                                              0.34x = 6,443,621


           Common Stock Exchange Ratio        6,443,621 x 0.29595 = 0.48936
                                              -------------------
                                                        3,896,870

           Series A Preferred Stock
           Exchange Ratio:                    6,443,621 x 0.42056 = 0.60221
                                              -------------------
                                                        4,500,000

           Series B Preferred Stock
           Exchange Ratio:                    6,443,621 x 0.28349 = 0.77504
                                              -------------------
                                                        2,356,903


     All calculations pursuant to this Agreement shall be rounded to the nearest one-hundred thousandth (.00001), except for the calculation of Merger Consideration, which shall be rounded up to the nearest whole number.

     2.   PENTOSE REPRESENTATIONS AND WARRANTIES AND DISCLOSURE SCHEDULES.

     (a) The number of outstanding options under the Pentose Stock Option Plan, as disclosed in Section 2.02 of the Merger Agreement shall be corrected to read 978,828 shares, to reflect the correction described in clauses (a)(i) and (iii) on Schedule I hereto.
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     (b)  The Pentose Disclosure Schedule shall be modified as set forth on
Schedule I hereto.
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     3.   VITEX REPRESENTATIONS AND WARRANTIES; COVENANTS.  Notwithstanding
anything to the contrary included in the Merger Agreement including, without limitation, Sections 5.12 and 7.01(e) thereof, Vitex shall file a Notification Form for Listing of Additional Shares together

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with the applicable fee covering Vitex Common Stock to be issued in the Merger with Nasdaq within five (5) business days following the Effective Time.

     4. SEVERABILITY. If any provision of this Amendment is deemed to be or becomes invalid, illegal or unenforceable in any respect in any jurisdiction,
(a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remaining provisions of this Amendment shall continue in force without being impaired or invalidated in any way.

     5. FULL FORCE AND EFFECT. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

     6. SECTION HEADINGS. The descriptive section headings herein have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement and Plan of Merger as of the date first written above.

                         PENTOSE PHARMACEUTICALS, INC.


                         By:  /s/  Samuel K. Ackerman
                              -----------------------
                         Name:   Samuel K. Ackerman
                         Title:  President

                         V.I. TECHNOLOGIES, INC.


                         By:  /s/ John R. Barr
                              ----------------
                         Name:   John R. Barr
                         Title:  President



                         /s/ Samuel K. Ackerman
                         ----------------------
                         Dr. Samuel K. Ackerman

                         AMPERSAND SPECIALTY MATERIALS
                         AND CHEMICAL III LIMITED PARTNERSHIP

                         BY:  ASMC-III MANAGEMENT COMPANY LIMITED
                              PARTNERSHIP

                         BY:  ASMC-III MCLP, LLP, ITS GENERAL PARTNER


                         By:  /s/ Richard A. Charpie
                              -----------------------
                         Name:   Richard A. Charpie
                         Title:  Managing General Partner



                         AMPERSAND SPECIALTY MATERIALS
                         AND CHEMICAL III COMPANION FUND
                         LIMITED PARTNERSHIP

                         BY:  ASMC-III MANAGEMENT COMPANY LIMITED
                              PARTNERSHIP

                         BY:  ASMC-III MCLP, LLP, ITS GENERAL PARTNER


                         By:  /s/ Richard A. Charpie
                              -----------------------
                         Name:   Richard A. Charpie
                         Title:  Managing General Partner

                                       4